Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Multifamily Technology Solutions, Inc. 2005 Equity Incentive Plan of our report dated February 28, 2011, with respect to the consolidated financial statements and schedule of RealPage, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Dallas, Texas
September 8, 2011